Exhibit 99.1

For Immediate Release

PRESS RELEASE
For immediate release - July 21, 2008
Contact: Jim Graham, President/CEO
(910) 641-0044

WACCAMAW BANKSHARES FURTHER STRENGTHENS

CAPITAL POSITION

Whiteville, North Carolina: Waccamaw Bankshares, Inc. (NASDAQ: WBNK) and its subsidiary, Waccamaw Bank, recently completed three separate capital raising transactions. These transactions were all structured as long term financing instruments issued and sold to institutional investors. Waccamaw Bankshares sold $4.0 million in trust preferred securities and obtained a $1.0 million credit facility from an independent third party financial institution. Additionally, Waccamaw Bank sold $3.0 million in subordinated debt securities.

James G. Graham, President and Chief Executive Officer of Waccamaw Bankshares, Inc. stated: “We are pleased to have successfully raised this new capital. While our consolidated and bank-level capital ratios were comfortably above the “well-capitalized” regulatory guidelines, management and the Board believed it was prudent to raise the new capital at attractive pricing without diluting our existing shareholder base by selling additional common stock. With this additional capital, we are better positioned to take advantage of opportunities created by the current challenging economic environment as we continue to implement our business plan.”